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                                                                     Exhibit 2.1




                        AGREEMENT AND PLAN OF REORGANIZATION

                                       among

                                 ZAMBA CORPORATION

                                     ZCA CORP.

                                   CAMWORKS, INC.

                                  THE SHAREHOLDERS

                       appearing on the signature page hereto

                                      and the

                             SHAREHOLDER REPRESENTATIVE

                       appearing on the signature page hereto


                           Dated as of December 28, 1999



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                        AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION dated as of December 28, 1999 among Zamba Corporation ("PARENT"), a Delaware corporation, ZCA Corp. ("MERGER SUB"), a Minnesota corporation and a wholly owned subsidiary of Parent, Camworks, Inc. ("CAMWORKS"), a Minnesota corporation, the shareholders of Camworks (the "SHAREHOLDERS") appearing on the signature pages hereto and the shareholder representative (the "SHAREHOLDER REPRESENTATIVE") appearing on the signature pages hereto.


                                      RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Minnesota Business Corporation Act (the "MBCA"), Parent and Camworks will enter into a business combination transaction pursuant to which Camworks will merge with and into Merger Sub.

     B. Parent, Camworks, Merger Sub and the Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     The parties intend that for accounting purposes the transaction be treated as a "POOLING OF INTERESTS" under generally accepted accounting principles.


     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



                                     ARTICLE I

                                     THE MERGER

     SECTION 1.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCA, Camworks shall be merged (the "MERGER") with and into Merger Sub, the separate corporate existence of Camworks shall cease and Merger Sub shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION").

     SECTION 1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing articles of merger ("ARTICLES OF MERGER") with the Minnesota Secretary of State in accordance with the relevant provisions of the MBCA (the time of filing with the Secretary of State of the State of Minnesota (or such later time as may be agreed in writing between Parent and Camworks) being the "EFFECTIVE TIME") as soon as practicable following the Closing Date. Unless the context otherwise requires, the term "AGREEMENT" as used herein includes this



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Agreement and Plan of Reorganization and the Articles of Merger. The closing of the merger (the "CLOSING") shall take place at the offices of Leonard, Street and Deinard Professional Association, at a time and date to be specified by Parent and Camworks (the "CLOSING DATE") which shall be no later than the Drop Dead Date identified in Section 8.1(b).

     SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Camworks and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Camworks and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4 CERTIFICATE OF INCORPORATION; BYLAWS. (a) The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be at the Effective Time, the Articles of Incorporation of the Surviving Corporation until thereafter amended.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     SECTION 1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

     SECTION 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Camworks or the holders of capital stock of Merger Sub or Camworks, the following actions shall occur with respect to the capital stock of Camworks and Merger Sub:

          (a)  CAMWORKS COMMON STOCK.    Each share of Camworks Common Stock
issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.6(f) shall be converted into the right to receive (i) if the Average Parent Stock Price is equal to or above $6.00 per share, and less than or equal to $16.00 per share, that number of shares of Parent common stock, par value $.01 per share ("PARENT COMMON STOCK"), equal to the quotient (rounded to the nearest 1/10,000) determined by dividing 1,000,000 by the number of Fully Diluted Camworks Shares Outstanding, (ii) if the Average Parent Stock Price is less than $6.00, the number of shares of Parent Common Stock equal to the quotient (rounded to the nearest 1/10,000) determined by dividing the Floor Ratio by the number of Fully Diluted Camworks Shares Outstanding, and (iii) if the Average Parent Stock Price is greater than $16.00 per share, the number of shares of Parent Common Stock equal to the quotient (rounded to the nearest 1/10,000) determined by dividing the Ceiling Ratio by the Number of Fully Diluted Camworks Shares Outstanding (the applicable number of shares of Parent Common Stock issued per share of Camworks Common Stock pursuant to clause (i), (ii) or (iii) is referred to as the "COMMON EXCHANGE RATIO"). Parent shall notify Camworks prior to the opening of trading on the day prior to the Closing Date, announcing the Common Exchange Ratio as determined pursuant to this Section 1.6(a).

          (b) "AVERAGE PARENT STOCK PRICE" means the average of the closing price per share (expressed in three decimal places) on the NASDAQ National Market System ("NASDAQ") of Parent


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Common Stock, as reported by Bloomberg Financial Markets, during the 10 trading day period commencing on (and including) the 12th trading day prior to, and ending on (and including) the third trading day prior to, the Closing Date.

          (c) "CEILING RATIO" means the quotient (rounded to the nearest 1/10,000) determined by dividing $16,000,000 by the Average Parent Stock Price.

          (d) "FLOOR RATIO" means the quotient (rounded to the nearest 1/10,000) determined by dividing $6,000,000 by the Average Parent Stock Price.

          (e) "FULLY DILUTED CAMWORKS SHARES OUTSTANDING" shall be equal to the sum of:

          (1) the number of shares of Camworks Common Stock outstanding immediately prior to the Effective Time;

          (2) the number of shares of Camworks Common Stock issuable upon the conversion of any shares of convertible securities outstanding immediately prior to the Effective Time;

          (3) the number of shares of Camworks Common Stock issuable upon the exercise of outstanding warrants immediately prior to the Effective Time; and

          (4) the number of shares of Camworks Common Stock issuable upon the exercise of any outstanding options of Camworks immediately prior to the Effective Time.

          (f) TREASURY STOCK. Each share of Camworks Common Stock, held in the treasury of Camworks and each share owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (g) COMMON STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (h) ADJUSTMENTS TO EXCHANGE RATIO. The Common Exchange Ratio shall be adjusted appropriately to reflect any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Camworks Common Stock), reorganization, recapitalization, reclassification or other like change with respect to capital stock of Parent or Camworks occurring on or after the date hereof and prior to the Effective Time.

     SECTION 1.7 DELIVERY OF PARENT SHARES. Within three business days after the Effective Time, Parent shall deliver to the Shareholders a certificate representing the number of shares of Parent Common Stock deliverable to each Shareholder calculated in accordance with Section 1.6, less the number of shares of Parent Common Stock to be deposited into escrow pursuant to Section 1.8.

     SECTION 1.8 ESCROWED SHARES. Within 14 days of the Closing Date, Parent, on behalf of the Shareholders, shall deposit into escrow, in accordance with the terms of the Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A, to be entered into pursuant to Section 7.2(e), 10% of the shares (the "INDEMNITY ESCROW AMOUNT") of Parent Common Stock to be issued pursuant to Section 1.6. The Indemnity Escrow Amount shall be deposited on behalf of the Shareholders

PRO RATA based on the Allocation Ratio, from the shares of Parent Common Stock to be issued and delivered to each Shareholder as of the Effective Time. The Shares of Parent Common Stock deposited pursuant to the Escrow Agreement, together with any other property on deposit with the escrow agent, is referred to herein as the "ESCROWED PROPERTY". "ALLOCATION RATIO" means (i) the number of shares of Parent Common Stock to be issued to such Shareholder with respect to all its shares of Camworks Common Stock divided by (ii) the total number of shares of Parent Common Stock to be issued as of the Effective Time to all the Shareholders.

     SECTION 1.9 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in exchange for Camworks Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. All shares of Parent Common Stock to be issued pursuant to Section 1.6 shall be rounded up to the nearest whole share.

     SECTION 1.10 EFFECT OF FAILURE TO DELIVER CAMWORKS COMMON STOCK. Until surrendered in accordance with the provisions of this Section, each certificate representing Camworks Common Stock held by a Shareholder shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only ownership of the number of full shares of Parent Common Stock into which such shares of Camworks Common Stock shall have been so converted and the right to receive any dividends or distributions to which the holder is entitled pursuant to Section 1.11.

     SECTION 1.11 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate of Camworks Common Stock ("CERTIFICATE") with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     SECTION 1.12 TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid, and (ii) the transferee shall execute letters substantially similar to those referenced in Section 2.8 during any period of time when such letters impose restrictions on transfer.

     SECTION 1.13 NO FURTHER OWNERSHIP RIGHTS IN CAMWORKS COMMON STOCK. All shares of Parent Common Stock into which shares of Camworks Common Stock shall have been so converted and any dividends or distributions to which the holder is entitled pursuant to Section 1.11 shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Camworks Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Camworks Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, certificates for shares of Camworks Common Stock are presented to the

Surviving Corporation for any reason, they shall be canceled and no shares of Parent Common Stock shall be issued in exchange thereof.

     SECTION 1.14 LOST, STOLEN OR DESTROYED CERTIFICATES. Parent shall not be required to issue any shares of Parent Common Stock for lost, stolen or destroyed certificates, except with respect to shares of Camworks Common Stock owned by the Shareholders and disclosed on Schedule A hereto.

     SECTION 1.15 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     SECTION 1.16 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Camworks and Merger Sub, the officers and directors of Camworks and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

     SECTION 1.17 LEGENDS ON SHARES. (a) All certificates representing shares of Parent Common Stock issued pursuant to Section 1.6 shall bear the following legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred or otherwise disposed of unless and until (i) the shares are registered under such Act or (ii) an opinion of counsel reasonably satisfactory to the Issuer to the effect that registration under such Act is not required.

          (b) Any certificates representing shares of Parent Common Stock that are subject to a lock-up agreement pursuant to Section 2.9(b) shall bear the following additional legend:

     The shares represented by this certificate are subject to a Lock-Up Agreement with the Issuer dated December 28, 1999, which expires on December 31, 2001, and may not be transferred or otherwise disposed of unless and until the restrictions set forth in such Lock-Up Agreement have been released in accordance with the terms thereof.

     SECTION 1.18 SHAREHOLDER CONTROL AGREEMENT; EMPLOYMENT AGREEMENTS. The Company and the Shareholders hereby waive all rights under Sections 3 and 4 of the Third Shareholder Control and Voting Agreement dated January 1, 1998 (the "SHAREHOLDER CONTROL AND VOTING AGREEMENT") and all prior Shareholder Control and Voting Agreements with respect to the transactions to be consummated hereby. The Shareholder Control and Voting Agreement shall be deemed cancelled and without any further force and effect at the Effective Time. All employment agreements with Camworks shall be deemed cancelled and superceded by the employment agreements executed pursuant to Section 7.2(f) hereof.


                                     ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          Each Shareholder, jointly and severally, represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date, as set forth below (other than the several representations (the "SEVERAL REPRESENTATIONS") and warranties set forth in Sections 2.9 through 2.11 below, which representations and warranties shall be several, and not joint) subject to the exceptions specifically disclosed in writing in the disclosure schedule supplied to Parent (the "CAMWORKS DISCLOSURE SCHEDULE") the section references of which correspond to the Sections and Subsections of this Agreement to which they relate as follows:

     SECTION 2.1 SHARE OWNERSHIP. The Shareholder is the record and beneficial owner of the number of Shares set forth opposite such Shareholder's name on Schedule A. The Shareholder does not own any securities issued by, or other obligations of, Camworks which are not listed on Schedule A.

     SECTION 2.2 LEGAL POWER; ORGANIZATION; QUALIFICATION OF SHAREHOLDERS. The Shareholder is a natural person and is competent and has all requisite power and authority to execute and deliver this Agreement and to consummate the Merger and has all requisite power and authority to execute and deliver the documents and instruments executed in connection therewith (the "ANCILLARY AGREEMENTS") to which the Shareholder is a party.

     SECTION 2.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by the Shareholder and, assuming due and valid authorization, execution and delivery by Parent, Merger Sub and Camworks, where applicable, this Agreement is and each of the Ancillary Agreements to which the Shareholder is a party, when executed and delivered by the Shareholder will, constitute a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 2.4 NO SHAREHOLDER CONFLICT OR DEFAULT. (a) Neither the execution and delivery of this Agreement nor any of the Ancillary Agreements to which the Shareholder is a party nor the consummation by Camworks of, nor the participation by the Shareholder in, the Merger will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound or to which shares of Camworks Common Stock owned by the Shareholder are subject. Participation in the Merger by the Shareholder of the Merger will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or Camworks Common Stock owned by the Shareholder.

          (b) No filing by the Shareholder is required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT"), in connection with any of the transactions contemplated by this Agreement.

          (c) The Shareholder has the sole and exclusive right to take all actions with respect to the Camworks Common Stock owned by such Shareholder (including actions with respect to shareholder approval necessary for the Merger, execution of the Agreement and the Ancillary Documents and waiver of dissenter's rights), free from any community property laws, spousal consent, divorce proceeding, property settlement made or pending in connection with a divorce, and the like. The

Shareholders expressly agree that the disclosures made in Section 2.4(c) of the Camworks Disclosure Schedule shall in no way limit or otherwise modify the Shareholders' representations and warranties under this or any other Subsection or reduce or restrict the Shareholders' indemnity obligations with respect thereto.

     SECTION 2.5 OWNERSHIP AND POSSESSION OF SHARES. The shares of Camworks Common Stock owned by the Shareholders are now, and at all times during the term hereof shall be, held by the Shareholders, or by a nominee or custodian for the sole and exclusive benefit of the Shareholders, free and clear of all Liens whatsoever, except for any Liens created by this Agreement and Liens arising under any federal or state securities laws. Each Shareholder represents and warrants he has lost his certificates representing shares of Camworks Common Stock, and if not lost, such certificates were never issued. Each Shareholder represents and warrants a share register has never been prepared, but if a share register had been prepared, the share register would disclose that the Shareholders were the record and beneficial owners of all issued and outstanding shares of Camworks Common Stock.

     SECTION 2.6 DISSENTER'S RIGHTS. The Shareholder represents and warrants that (1) the Shareholder has been advised of the dissenter's rights set forth in
Section 302A.471 and 302A.473 of the MCBA ("DISSENTER'S RIGHTS") and (ii) further represents that by approving the Merger as required by Section 6.1, such Shareholder waives any statutory notice under the MBCA of the Dissenter's Rights and hereby waives the Dissenter's Rights.

     SECTION 2.7    [Reserved]

     SECTION 2.8 ACCOUNTING MATTERS. (a) Each Shareholder represents and warrants that the representations contained on Schedule B regarding accounting for the Merger as a pooling of interests transaction under GAAP are true and correct.

          (b) Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, such Shareholder has delivered a pooling letter agreement as of the date hereof substantially in the form attached as Exhibit C hereto.

     Each Shareholder individually and not severally, makes the following representations and warranties set forth in Sections 2.9 through 2.11 as of the date hereof and as of the Closing Date:

     SECTION 2.9 INVESTMENT REPRESENTATIONS. The Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in shares the of the Parent Common Stock. The Shareholder is acquiring the Parent Common Stock for the Shareholder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing the Parent Common Stock. The Shareholder acknowledges that the shares of Parent Common Stock are restricted securities that are unregistered; that the Shareholder must hold such shares indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and that the Registration and Rights Agreement constitutes the only obligation of Parent to register such shares.

     SECTION 2.10 RESTRICTIONS ON TRANSFER. (a) The Shareholder will not sell, transfer, distribute or otherwise dispose of the shares of Parent Common Stock acquired in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act as then in effect covering the shares and proposed distribution or (ii) upon first furnishing to Parent an opinion of counsel reasonably satisfactory to it stating that the proposed disposition is not in violation of the registration requirements of the Securities Act and such undertakings and agreements with Parent by the proposed transferee as Parent may reasonably require to ensure compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT").

     (b) Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Mr. Cameron and Mr. Lundberg have delivered a lock-up agreement as of the date hereof substantially in the form attached as Exhibit B hereto and such Shareholders agree not to sell, transfer, distribute or otherwise dispose of the shares of Parent Common Stock acquired in connection with the Merger except in accordance therewith.

     SECTION 2.11 INVESTIGATION. The Shareholder has been furnished with, and has had an opportunity to read, this Agreement and all materials relating to the business, finances, operations, and prospects of Parent that have been reasonably requested by it, including but not limited to the reports filed by Parent with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") Each Shareholder understands that the shares of Parent Common Stock are being or will be issued for exchange for Camworks Common Stock without any particular offering or disclosure document, but acknowledges that the Shareholder has been given ample opportunity to ask questions and request information of and receive answers from Parent officials concerning the business, finances and operations of Parent.


                                    ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CAMWORKS

     Camworks represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date, subject to the exceptions specifically disclosed in writing in the Camworks Disclosure Schedule, the section references of which correspond to the Sections and Subsections of this Agreement to which they relate, as follows:

     SECTION 3.1 ORGANIZATION OF CAMWORKS. Camworks is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has the requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed by Camworks to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Camworks Material Adverse Effect. Camworks has no Subsidiaries. Camworks has delivered or made available a true and correct copy of its Articles of Incorporation and its Bylaws, each as amended to date, to Parent. The minute books of Camworks made available to Parent are the only minute books of Camworks, and the minutes contain an accurate record of all actions taken in all meetings of directors (or committees thereof) and Shareholders or by written consent. The term "CAMWORKS MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is, or that would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), financial condition or prospects of Camworks or the Surviving Corporation. "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     SECTION 3.2 CAMWORKS CAPITAL STRUCTURE. (a) The authorized capital stock of Camworks consists of 2,500 shares of common stock, with no par value specified ("CAMWORKS COMMON STOCK"), of which 107.52688 shares are issued and outstanding as of the date hereof. The outstanding shares of Camworks Common Stock are held of record and beneficially by the persons and in the amounts set forth on the Schedule A. All outstanding shares of Camworks Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws of Camworks or any agreement or document to which Camworks is a party or by which it is bound.

          (b) All shares or other ownership interests in Camworks previously held by Michael E. Cameron have been duly and validly redeemed and Michael E. Cameron has no further ownership interests in the equity or assets of Camworks and no amounts are otherwise payable to him by Camworks or as a result of the transactions contemplated hereby. The Shareholders expressly agree that the disclosures made under Section 3.2(b) of the Camworks Disclosure Schedule shall in no way limit or otherwise modify the Shareholders' representations and warranties under this or any other Subsection or reduce or restrict the Shareholders' indemnity obligations with respect thereto.

          (c) The Shareholder Control Agreement is the only effective agreement governing the relations of the Shareholders with respect to the capital stock of Camworks, rights of first refusal, voting and like matters. All prior versions have been duly and effectively cancelled.

     SECTION 3.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except for the shares described in Section 3.2, there are no equity securities of any class of Camworks, options, warrants, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding, there are no calls, rights (including preemptive rights), commitments or agreements of any character to which Camworks is a party or by which it is bound obligating Camworks to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Camworks or obligating Camworks to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Camworks, there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security of any class of Camworks.

     SECTION 3.4 AUTHORITY. (a) Camworks has all requisite corporate power and authority to enter into this Agreement and any Ancillary Documents to which Camworks is a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Camworks. This Agreement has been duly executed and delivered by Camworks and, assuming the due authorization, execution and delivery by the Shareholders, Parent and Merger Sub, this Agreement constitutes the valid and binding obligation of Camworks, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by Camworks does not, and the performance of this Agreement by Camworks will not (i) conflict with or violate the Articles of Incorporation or Bylaws of Camworks, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree

(collectively "LAWS") applicable to Camworks or by which any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Camworks or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Camworks pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Camworks is a party or by which Camworks or its properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not, individually or in the aggregate, have a Camworks Material Adverse Effect. The Camworks Disclosure Schedule lists all consents, waivers and approvals under any of Camworks' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) To the knowledge of Camworks, after due inquiry, each consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("GOVERNMENTAL ENTITY") required by or with respect to Camworks in connection with the execution and delivery of this Agreement or any Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby has been obtained, except for (i) the filing of the Articles of Merger with the Secretary of State of Minnesota, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations that are set forth on the Camworks Disclosure Schedule.

     SECTION 3.5 CAMWORKS FINANCIAL STATEMENTS. (a) Camworks has previously delivered to Parent the financial statements of Camworks as of and for the 11 month period ended November 30, 1999 (collectively, the "CAMWORKS FINANCIAL STATEMENTS"), including the balance sheet (the "CAMWORKS BALANCE SHEET") of Camworks as of November 30, 1999 (the date of such Camworks Balance Sheet being referred to herein as the "BALANCE SHEET DATE") and the profit and loss statement or the 11 month period ended November 30, 1999. The Camworks Financial Statements have been prepared from, and are in accordance with, the books and records of Camworks and present fairly the financial position and the results of operations of Camworks as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein. Camworks has no liabilities (absolute, accrued, contingent or otherwise), whether or not of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, that are, individually or in the aggregate, material to the business, results of operations or financial condition of Camworks, except liabilities (i) provided for in the Camworks Balance Sheet,
(ii) incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices or (iii) incurred in connection with the transactions contemplated hereby.

          (b) The books and records and internal controls of Camworks are auditable and adequate to permit the preparation after the Effective Time of audited financial statements of Camworks and pro forma information in accordance with GAAP and the rules and regulations of the SEC, for all periods required to be presented by the rules and regulations of the SEC, and within the time limits imposed by the rules and regulations of the SEC.

          (c) All accounts receivable and unbilled accounts receivable of Camworks are collectible within the later of the date that is 60 days past the Closing Date or 90 days from invoicing thereof.

          (d) All accounts payable and accrued liabilities of Camworks were incurred in the ordinary course of business under standard terms and conditions.

     SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, there has not occurred any Camworks Material Adverse Effect and there has not been, occurred or arisen any:

          (a) amendments or changes to the Articles of Incorporation or Bylaws of Camworks;

          (b) individual capital expenditure or commitment, or series of related capital expenditure or commitments, by Camworks exceeding $5,000;

          (c) destruction of, damage to or loss of any assets material to the business of Camworks (whether or not covered by insurance);

          (d) notification from a material customer of an intent to discontinue to do business with Camworks;

          (e) labor trouble or claim of wrongful discharge (except for such claims as would not reasonably be expected to result in potential damages greater than $5,000) or other unlawful labor practice or action;

          (f) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Camworks;

          (g) material revaluation by Camworks of any of its assets or any material accounting charges against the earnings of Camworks;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Camworks, or any direct or indirect redemption, purchase or other acquisition by Camworks of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable to any of its (i) officers or directors or (ii) any employee or advisor receiving, after such increase, annualized compensation in excess of $5,000 per year, or declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person or grant or amendment of any stock option or other agreement pertaining to any such person;

          (j) sale, lease, license or other disposition of any material amount of the assets or properties of Camworks;

          (k) amendment or termination of any material contract, agreement or license to which Camworks is a party or by which it is bound or any contract listed in Section 3.17 of the Camworks Disclosure Schedule;

          (l) loan by Camworks to any person or entity, incurring by Camworks of any indebtedness for borrowed money guaranteeing by Camworks of any indebtedness, issuance or sale of any debt securities of Camworks or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses and endorsing of checks payable to Camworks in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any material right or claim of Camworks, including any write-off or other compromise of any account receivable of Camworks other than in the ordinary course of business and consistent with past practices;

          (n) change in pricing or royalties set or charged by Camworks to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Camworks Intellectual Property to Camworks other than in the ordinary course of business and consistent with past practices;

          (o) other transaction by Camworks except in the ordinary course of business as conducted on the Balance Sheet Date and consistent with past practices; or

          (p) payments of bonuses or Christmas bonuses to the employees of Camworks generally;

          (q) amounts outstanding under Camworks' line of credit exceeding $5,000; or

          (r) commitment, understanding or agreement by Camworks or any officer or employee thereof to do any of the things described in the preceding clauses
(a) through (q) (other than this Agreement).

     SECTION 3.7 TAXES. (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of a tax including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  TAX RETURNS AND AUDITS.

          (i) Camworks has prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to Camworks or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law or, with respect to any Taxes payable, an adequate reserve has been established on the Camworks Balance Sheet.

          (ii) Camworks (A) has paid or accrued all Taxes set forth on its Returns, and (B) has withheld and paid (or will pay at the time required) with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

          (iii) Camworks is not delinquent in any material respect in the payment of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Camworks, nor has Camworks executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax which has not expired.

          (iv) No audit or other examination of any Return of Camworks is currently in progress, nor has Camworks been notified of any request for such an audit or other examination.

          (v) Camworks did not have, as of the Balance Sheet Date, any material liabilities, whether asserted or unasserted, contingent or otherwise, for unpaid federal, state, local and foreign Taxes that have not been accrued or reserved against in accordance with GAAP on the Camworks Balance Sheet, and Camworks has not incurred any such liabilities since such date except in the ordinary course of business and consistent with past practices.

          (vi) Camworks has made available to Parent copies of all federal and state income and all state sales and use Returns for all periods since inception of Camworks.

          (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") of a material nature on the assets of Camworks relating to or attributable to Taxes, except for Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings. Camworks has not received written or oral notice of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of Camworks.

          (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Camworks that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or the limitations in Sections 162 of the Code.

          (ix) Camworks has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Camworks.

          (x) Camworks has not agreed to, or is not required to, make any adjustments under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

          (xi) The Surviving Corporation shall not be required to include in a taxable period ending after the Effective Time taxable income, profits, gains or returns (together "income") attributable to income that either accrued or arose by reference to any events or transactions which occurred in a prior taxable period but was not recognized in any prior taxable period whether or not as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or comparable provisions of state, local or foreign tax law.

          (xii) Camworks has paid all taxes due to any state or foreign jurisdiction as a result of sales into such jurisdiction.

          (xiii) Camworks has made and each Shareholder has consented to a valid election (which has not been revoked or terminated or otherwise become ineffective) under Section 1362(a) of the Code to be taxed as an "S corporation" under Section 1361 through 1379 of the Code. Camworks and each Shareholder have made and consented to valid elections to be taxed in a comparable fashion under comparable state, local, provincial or foreign Tax law for all applicable jurisdictions. Camworks has not been, nor will it be, subject to any Federal corporate income taxes imposed under Chapter 1 of the Code (other than Code Sections 1374 and 1375 (and their predecessor Sections under the Internal Revenue Code of 1954, as amended)) or any state, local, provincial or foreign income or franchise Taxes. Camworks has not had any taxable earnings or profits during a taxable year with respect to which an election under Section 1362(a) of the Code to be treated as an "S Corporation" was not in effect.

          (xiv) Camworks has not been a member of any affiliated, consolidated, combined, unitary or aggregate group for the purpose of filing Tax returns and Camworks has no liability for Taxes of such a Group.

          (xv) Camworks does not have any reason to believe that any conditions exist that could reasonably be expected to prevent the Merger as qualifying as a "reorganization" under Section 368 of the Code.

     SECTION 3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Camworks is a party or, to the knowledge of Camworks, otherwise binding upon Camworks, that has or reasonably could be expected to have the effect of prohibiting or impairing in a material way any business practice of Camworks, any acquisition of property (tangible or intangible) by Camworks or the conduct of business by Camworks. Without limiting the foregoing, Camworks has not entered into any agreement under which Camworks is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, or providing consulting services, in any geographic area, during any period of time or in any segment of the market, and Camworks has not granted any exclusive rights with respect to any of its products to any other person.

     SECTION 3.9 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. (a) Camworks does not own any real property. Section 3.9(a) of the Camworks Disclosure Schedule lists all real property leases to which Camworks is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $5,000.

          (b) Camworks has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, and such properties and assets, as well as all other properties and assets of Camworks, whether tangible or intangible, are free and clear of any Liens, except as reflected in the Camworks Financial Statements or in the Camworks Disclosure Schedule and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. All personal property of Camworks is in good working condition, ordinary wear and tear excepted.

     SECTION 3.10 INTELLECTUAL PROPERTY. (a) Camworks owns, is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, domain names, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are (i) required or reasonably necessary for the conduct of business of Camworks as currently conducted or (ii) under development for such business (collectively, the "CAMWORKS INTELLECTUAL PROPERTY").

          (b) The Camworks Disclosure Schedule sets forth a list of all federal, state and foreign patents, registered copyrights, registered trademarks, domain registrations, and any applications therefor included in the Camworks Intellectual Property, and specifies, where applicable, the jurisdictions in which each such item of Camworks Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and the names of all registered owners. The Camworks Disclosure Schedule sets forth a list of all material licenses, sublicenses and other agreements to which Camworks is a party and pursuant to which Camworks or any other person is authorized to use or license the use of any (i) Camworks Intellectual Property or trade secret of Camworks and (ii) third party patents, copyrights, trademarks, and applications for registration thereof, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are, are incorporated in, or form a part of any Camworks Intellectual Property. The execution and delivery of this Agreement by Camworks, and the consummation of the transactions contemplated hereby, will not cause Camworks to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Camworks is (i) the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens), the Camworks Intellectual Property, or
(ii) a licensee of the Camworks Intellectual Property under valid and binding license agreements listed in the Camworks Disclosure Schedule.

          (c) No claims with respect to Camworks Intellectual Property have been asserted in writing or are, to Camworks' knowledge, threatened by any person (i) to the effect that the manufacture, sale, licensing or use of any of the products of Camworks infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party, (ii) against the use by Camworks of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Camworks' business as currently conducted or under development for use in such business or (iii) challenging the ownership by Camworks, or the validity or effectiveness, of any of the Camworks Intellectual Property. Camworks has not infringed, and the business of Camworks does not infringe, any copyright, patent, trade secret or other proprietary right of any third party. To the knowledge of Camworks, there is no material unauthorized use, infringement or misappropriation of any of Camworks Intellectual Property by any third party, including any employee or former employee of Camworks. No Camworks Intellectual Property or product of Camworks is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by Camworks.

          (d) Section 3.10(d) of the Camworks Disclosure Schedule lists all Software (other than Software acquired in the ordinary course of business or having an acquisition price of less than $1,000) owned, licensed, leased, or otherwise used by the Camworks, and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be. Section 3.10(d) of the Camworks Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by Camworks to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. With respect to the Software set forth in Section 3.10(d) of the Camworks Disclosure Schedule which Camworks purports to own, such Software was either developed (1) by employees of the Company within the scope of their employment, or (2) by independent contractors who have assigned their rights to the Company pursuant to written agreements. In each agreement pursuant to which Camworks has licensed its Software to third parties, Camworks has not (1) failed to limit its liability to the amount of the fees paid pursuant to the agreements or (2) warranted as to the performance or functionality of the Software other than to state that the Software would perform in accordance with its documentation and/or specifications. "SOFTWARE" means any and all (v) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (w) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (x) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (y) the technology (other than hardware) supporting any Internet site(s) operated by or on behalf of the Camworks, and (z) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (e) To the knowledge of Camworks, after due inquiry, any Software that Camworks licenses and maintains pursuant to contracts with third parties ("LICENSED SOFTWARE") processes accurately (including calculating, comparing and sequencing) in all material respects date data from, into and between the twentieth and twenty-first centuries, including leap year calculations ("MILLENNIAL DATE DATA"). To the knowledge of Camworks, after due inquiry, all such Licensed Software processes Millennial Date Data without material errors or omissions and without materially affecting functionality when used in accordance with the product documentation provided by the Camworks therefor and provided that all other software and all hardware and firmware used in combination with such Licensed Software properly exchanges date data with it. Camworks has not made any representation or warranty to any third party that varies in any material respect from the preceding representation.

          (f) Camworks has obtained written representations or other unwritten assurances from each third party that (1) provides or will provide Millennial Date Data to Camworks, (2) processes or will process Millennial Date Data for Camworks or (3) otherwise provides or will provide any material product or service to Camworks that is dependent upon any Software, microcode, chip or hardware system or component, including any electronic or electronically controlled system or component (a "SYSTEM") that processes any Millennial Date Data, stating that all of such Systems that are used for, or on behalf of, Camworks will process Millennial Date Data without materially affecting the supply of such product or service to Camworks after December 31, 1999.

          (g) Each current and former employee and officer of Camworks has executed an employment agreement in substantially the form previously provided to Parent.

     SECTION 3.11 COMPLIANCE; PERMITS; RESTRICTIONS. (a) Camworks is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Camworks or by which any of its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Camworks is a party or by which Camworks or any of its properties is bound or affected, except for any conflicts, defaults or violations that, individually or in the aggregate, would not have a Camworks Material Adverse Effect.

          (b) Camworks holds all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Camworks (collectively, the "CAMWORKS PERMITS"). Camworks is in compliance with the terms of Camworks Permits, except where the failure to so comply, individually or in the aggregate, would not have a Camworks Material Adverse Effect.

     SECTION 3.12 LITIGATION. There is no action, suit or proceeding of any nature pending or, to Camworks' knowledge, threatened against Camworks or any of its properties, officers or directors, in their respective capacities as such (i) involving Camworks Intellectual Property or in which injunctive or other equitable relief or damages in excess of $5,000 are or are reasonably likely to be sought against Camworks or that could otherwise result in a Camworks Material Adverse Effect or (ii) that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To Camworks' knowledge, there is no investigation pending or threatened against Camworks, its properties or any of its officers or directors by or before any Governmental Entity that would have a Camworks Material Adverse Effect. The Camworks Disclosure Schedule sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the knowledge of Camworks, no Governmental Entity has at any time challenged or questioned in writing the legal right of Camworks to manufacture, offer or sell any of its products in the present manner or style thereof.

     SECTION 3.13 BROKERS' AND FINDERS' FEES; TRANSACTION EXPENSES. Camworks has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section
3.13 of the Camworks Disclosure Schedule sets forth Camworks' best estimate of legal, accounting and other transaction costs and expenses to be incurred in connection with the Merger.

     SECTION 3.14 EMPLOYEE BENEFITS. (a) The Camworks Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained or contributed to by Camworks, or any ERISA Affiliate. For purposes of this Agreement, "EMPLOYEE BENEFIT PLAN" means (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and (iii) any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, health benefits, life insurance or death benefits, dependent care benefits, deferred compensation, bonuses, Camworks paid perks (including use of autos, auto allowances, memberships, cell phone arrangements, telephone lines or other arrangements permitting the use of Camworks property or reimbursement of expenses), stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement or post-termination compensation, vacation, and sick pay, or other paid or unpaid time off benefits, transportation benefits, or fringe benefits in each case relating to any current or former director, employee or consultant of Camworks. For purposes of this Agreement, "ERISA AFFILIATE" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code), any of which includes Camworks. Complete and accurate copies of all Employee Benefit Plans that have been reduced to writing (including related and ancillary documents, and copies of the IRS Forms 5500, 5500C or 5500R for the most recent three Plan Years for any Employee Benefit Plan with respect to which such forms have been filed) have been provided to Parent, and Camworks has made available to Parent written summaries of any such plans that have not been reduced to writing.

          (b) The Camworks Disclosure Schedule lists each Employee Benefit Plan pursuant to which (i) any amount in excess of $5,000 may become payable (whether currently or in the future), any of the benefits of which will be increased, or the vesting of the benefits under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or (ii) the value of any of the benefits will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (c) All Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of the terms of the Plans (except to the extent of any change in applicable governing law not yet required to be incorporated into the instruments or documents governing the Plans), ERISA and the Code and the regulations thereunder.

          (d) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.
Camworks does not know of any facts or circumstances that would materially adversely affect such qualification. Camworks has provided Parent with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Benefit Plans and the trust statements for the most recent three plan years.

          (e) No Employee Benefit Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan") or an employee stock ownership plan (ESOP) as defined in Section 4975(e)(7) of the Code, or a multiple employer welfare arrangement under Section 3(40) of ERISA. No Employee Benefit Plans is subject to Title IV of ERISA.

          (f) There are no pending or, to the best knowledge of Camworks, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, or on behalf of or against any of the Employee Benefit Plans or any trusts related thereto.

          (g) With respect to each Employee Benefit Plan, neither Camworks nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would subject Camworks, the Surviving Corporation or the Parent to any taxes, penalties or other liabilities resulting from prohibited transactions under
Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither Camworks nor any ERISA Affiliate has engaged or failed to engage in any conduct which could subject Camworks, the Surviving Corporation or the Parent to any liability arising out of or relating to a breach of fiduciary duty, including, but not limited to, liability under ERISA.

          (h) No Employee Benefit Plan provides benefits to former employees of Camworks other than continuation coverage required by Section 4980B of the Code and Section 601 of ERISA, or similar provisions of applicable state law.

          (i) There is no requirement that the Parent, Surviving Corporation or Camworks make any further contributions to any Employee Benefit Plan after the Closing Date, and each Employee Benefit Plan which provides benefits to or on behalf of employees or former employees of Camworks may be terminated by Camworks, Surviving Corporation or Parent in its sole discretion on or after the Closing Date without liability of any kind or description whatsoever to Camworks, Surviving Corporation, Parent, any of Camworks' ERISA Affiliates, or any other person, entity or governmental agency.

     SECTION 3.15 EMPLOYMENT MATTERS. (a) COMPLIANCE. Camworks (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (b) LABOR. No work stoppage or labor strike against Camworks is pending or, to the knowledge of Camworks, threatened. Except as set forth in the Camworks Disclosure Schedule, Camworks is not involved in or, to the knowledge of Camworks, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, that, if adversely determined, would, individually or in the aggregate, have a Camworks Material Adverse Effect. To the knowledge of Camworks, Camworks has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, individually or in the aggregate, directly or indirectly have a Camworks Material Adverse Effect. Camworks is not presently, nor has it been in the past, a party to, or bound by,
(i) any collective bargaining agreement or union contract with respect to its employees and no collective bargaining agreement is being negotiated by Camworks or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

          (c) EMPLOYEES. To Camworks' knowledge, no employee of Camworks (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Camworks because of the nature of the business conducted or presently proposed to be conducted by Camworks or to the use of trade secrets or proprietary information of others or (ii) with respect to officers of Camworks, no officer has given notice to Camworks, nor is Camworks otherwise aware, that any such officer intends to terminate his or her employment with Camworks.

          (d) PAYROLL. Section 3.15(d) of the Camworks Disclosure Schedule includes a complete and accurate list of all officers and employees of Camworks, as of the date hereof, and salary paid in calendar year 1999.

     SECTION 3.16 ENVIRONMENTAL MATTERS. Camworks has complied in all respects with all applicable laws and regulations relating to the environment or occupational health and safety except to the extent any noncompliance would not result in a Camworks Material Adverse Effect. There is no pending or, to the knowledge of Camworks, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any such law. There have been no releases by Camworks, or to Camworks' knowledge, by others, of any chemicals, pollutants, contaminants, or hazardous substances into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by Camworks in violation of environmental law.

     SECTION 3.17 AGREEMENTS, CONTRACTS AND COMMITMENTS. (a) CERTAIN MATERIAL CONTRACTS. Camworks is not a party to or bound by:

          (i) any agreement, contract or commitment containing any covenant limiting the freedom of Camworks to engage in any line of business or compete with any person or to disclose information to any third party;

          (ii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $5,000 and not cancelable without penalty;

          (iii) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (iv) any mortgages, indentures, loans or credit agreements, security agreements relating to a material amount of assets or other agreements or instruments relating to the borrowing of money or extension of credit;

          (v) any other agreement, contract or commitment (excluding real property leases but including personal property leases) which requires annual payments by Camworks under any such agreement, contract or commitment of $5,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days; provided however, that, notwithstanding the disclosure provided in Section 3.17(a) of the Camworks Disclosure Schedule, Parent will not assume any obligations relating to the Automobile Lease Agreements listed therein, and that such obligations will be assumed by the respective Shareholders identified therein as soon as practicable following the Closing Date.

          (b) NO BREACHES. Neither Camworks nor, to Camworks' knowledge, any other party has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any agreement, contract or commitment to which Camworks is a party or by which it is bound in such a manner as would permit any other party to cancel or terminate any such agreement, contract or commitment or to seek damages, which in any case would exceed $5,000.

          (c)    CUSTOMERS.  The Camworks Disclosure Schedule sets forth the ten
(10) customers who accounted for the largest sales of products and/or services of Camworks for the year 1998 and the eleven months ended November 30, 1999 ("CUSTOMERS"). Section 3.17(c) of the Camworks Disclosure Schedule sets forth each contract which resulted in revenues in excess of $10,000 during the eleven months ended November 30, 1999 and each contract expected to result in a loss, and includes a copy of each written contract under which Camworks may be subject to any continuing obligations after the Closing Date. Camworks' relationships with the Customers are good commercial working relationships. No Customer has canceled or otherwise terminated its relationship with Camworks. Camworks has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with the Company.

     SECTION 3.18 ACCOUNTING MATTERS. Camworks represents and warrants that the representations contained on Schedule B regarding accounting for the Merger as a pooling of interests transaction under GAAP are true and correct.

     SECTION 3.19 ENTIRE BUSINESS. None of the Shareholders or their affiliates own any assets necessary for the conduct of the business conducted or proposed to be conducted by Camworks.

     SECTION 3.20  CHANGE IN CONTROL.   Camworks is not a party to any contract,
agreement or understanding which contains a "change in control," "potential change in control" or similar provision. The consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Camworks to any person.

     SECTION 3.21 INSURANCE. Section 3.21 of the Camworks Disclosure Schedule sets forth each insurance policy of Camworks. All such insurance policies are in full force and effect and will not be terminated or be subject to termination as a result of the transactions contemplated hereby, except that, notwithstanding the disclosure provided in Section 3.21 of the Camworks Disclosure Schedule, Parent will not maintain any coverage under the Automobile Insurance listed therein; however, at the option of each respective Shareholder identified therein, Parent will assign such policies to such Shareholder as soon as practicable following the Closing Date.

     SECTION 3.22 BANK ACCOUNTS. Section 3.22 of the Camworks Disclosure Schedule sets forth each bank account of Camworks and lists the authorized signatories with respect thereto.

     SECTION 3.23 PRIOR TRANSACTIONS. All prior transactions for the acquisition of Camworks (whether by stock purchase, asset sale, merger or otherwise) have been duly and validly terminated. The execution of this agreement does not, and the prior negotiations related thereto, did not, violate any agreement or letter of intent with any potential acquiror of Camworks. The Shareholders expressly agree that the disclosures made in Section 3.23 of the Camworks Disclosure Schedule shall in no way limit or otherwise modify the Shareholders' representations and warranties under this or any other Subsection or reduce or restrict the Shareholders' indemnity obligations with respect thereto.

     SECTION 3.24 OTHER. Neither this Agreement nor any of the exhibits hereto nor any of the documents delivered by or on behalf of Camworks pursuant to
Article VII hereof nor the Camworks Disclosure Schedule, taken as a whole, contains any untrue statement of a material fact regarding Camworks or its business or omits to state a material fact necessary to make this Agreement, the exhibits hereto or any document executed in connection therewith not misleading.

                                     ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Camworks and the Shareholders as of the date hereof, and as of the Closing Date, as follows:

     SECTION 4.1 ORGANIZATION OF PARENT. Parent, Merger Sub and each of the significant Subsidiaries of Parent is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is, or that would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of Parent and its Subsidiaries taken as a whole.


     SECTION 4.2 CAPITAL STRUCTURE. The authorized capital stock of Parent consists of (i) 55,000,000 shares of Common Stock, par value $.01 per share, of which there were 30,029,517 shares issued and outstanding as of December
27, 1999, 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 350,000 shares have been designated as Series A Junior Participating Preferred Stock, and no shares of Preferred Stock were issued and outstanding as of the date hereof, and (iii) rights issued pursuant to the Rights Agreement dated September 12, 1994 between the Registrant and Norwest Bank Minnesota, NA, as Rights Agent. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of Parent or Articles of Incorporation or Bylaws of Merger Sub, or any agreement or document to which Parent or Merger Sub is a party or by which it is bound.

     SECTION 4.3 AUTHORITY. (a) Each of Parent and/or Merger Sub has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which each of them are a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Parent and/or Merger Sub are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and/or Merger Sub. This Agreement has been duly executed and delivered by each of Parent and/or Merger Sub and the Ancillary Agreements to which Parent and/or Merger Sub are a party will be duly executed and delivered by Parent and/or Merger Sub, as applicable, at the Closing. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties thereto, this Agreement is, and the Ancillary Documents executed and delivered by Parent and/or Merger Sub at the Closing will be, the valid and binding obligations of each of Parent and/or Merger Sub, as applicable, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by Parent and/or Merger Sub do not, and the execution and delivery of the Ancillary Agreements to which Parent and/or Merger Sub are a party will not,
(i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Articles of Incorporation or Bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its Subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, defaults or other occurrences that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) Each consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Registration and Rights Agreement or the consummation of the transactions contemplated hereby or thereby has been obtained, except for (i) the filing of the Articles of Merger with the Secretary of State of Minnesota, (ii) the notification to the NASDAQ Stock Market of the listing of the Parent Common Stock issuable pursuant to Section 1.6, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

     SECTION 4.4 SEC FILINGS; PARENT FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 1997 (the "PARENT SEC REPORTS"). As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in Parent SEC Reports as of December 31, 1998 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials or obligations under this Agreement, neither Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except liabilities (x) provided for in the Parent Balance Sheet, (y) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices, or (z) incurred in connection with the transactions contemplated hereby.

     SECTION 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999 to the date of this Agreement, there has not occurred any Parent Material Adverse Effect, nor (i) any amendment to Parent's Certificate of Incorporation or Bylaws, (ii) any material change in accounting methods or practices by Parent, (iii) any material revaluation by Parent or any of its Subsidiaries of any of its assets, or (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Parent Common Stock, or direct or indirect redemption, purchase or other acquisition by Parent of any of its capital stock (other than in connection with the exercises of stock options).

     SECTION 4.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     SECTION 4.7 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 4.8 POOLING LETTER FROM KPMG LLP. Concurrently with the execution and delivery of this Agreement, Parent has received a letter from KPMG LLP, addressed to Parent and Camworks, in the form of Exhibit D hereto.


                                     ARTICLE V

                       CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1 CONDUCT OF BUSINESS BY CAMWORKS PENDING THE MERGER. Camworks and the Shareholders covenant and agree that, between the date of this Agreement and the Effective Time, except as Parent shall otherwise agree in advance in writing, the business of Camworks shall be conducted only in, and Camworks shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Camworks shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Camworks and to preserve the current relationships of Camworks with customers, prospective customers, distributors, dealers, suppliers and other persons with which Camworks have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, between the date of this Agreement and the Effective Time, Camworks will not, directly or indirectly, do any of the following without the prior written consent of Parent:

          (a)    amend the Articles of Incorporation or Bylaws of Camworks;

          (b) issue, sell, pledge, dispose of, grant, encumber, or authorize issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any share its capital stock or any other ownership interest (including, without limitation, any phantom interest) of Camworks or
(ii) any material assets of Camworks;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i)   acquire (including without limitation, by merger,
consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, (ii) incur any indebtedness for borrowed money (including pursuant to any existing line of credit), issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which Camworks has incurred indebtedness, or make any loans or advances, (ii) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for Camworks or (iii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

          (f) increase the compensation payable or to become payable to any shareholder, officer or any employee with an annual salary in excess of $50,000, or (except in the ordinary course of business consistent with past practice) increase the compensation payable to any other employee, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any shareholder, director, officer or other employee of Camworks, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g) change in any material respect (except as required by changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies;

          (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

          (i) take any action or agree to take any action that would prevent Parent from accounting for the business combination to be effected pursuant to this agreement as a pooling of interest under GAAP.

     SECTION 5.2 CONDUCT OF BUSINESS BY PARENT AND CAMWORKS PENDING THE MERGER. Parent and Camworks covenant and agree that, between the date of this Agreement and the Effective Time, unless the other shall otherwise agree in writing, neither Parent nor Camworks shall, directly or indirectly, knowingly take any action that would be reasonably likely to prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.


                                     ARTICLE VI

                               ADDITIONAL AGREEMENTS

     SECTION 6.1 SHAREHOLDER'S ACTION. The Shareholders shall approve this Agreement by the unanimous written consent pursuant to Section 302A.441 of the MBCA.

     SECTION 6.2 APPROPRIATE ACTION; CONSENTS; FILINGS. (a) Camworks, Parent and Merger Sub shall use their reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or Camworks or any of Parent's Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Ancillary Agreements and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, and
(B) any other applicable Law; provided that Parent, Merger Sub and Camworks shall cooperate with each other in connection with the making of all such filings.

          (b) (i) Each of Parent and Camworks shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Parent and Camworks shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain the third party consents (A) which are set forth on
Section 3.4 of the Camworks Disclosure Schedule or (B) required to prevent a Parent Material Adverse Effect or Camworks Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) In the event that Parent or Camworks shall fail to obtain any third party consent described in subsection (b)(i) above, such party shall use its reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any material adverse effect upon Camworks and Parent and its subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     SECTION 6.3 ACCESS TO INFORMATION; CONFIDENTIALITY. From the date hereof to the Effective Time, to the extent permitted by applicable Law, Camworks will provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access to all information and documents which Parent may reasonably request regarding the business, assets, liabilities, employees and other aspects of Camworks. No such information shall be disclosed to a third party (other than attorneys and advisers) except as required by law.

     SECTION 6.4 NO SOLICITATION OF COMPETING TRANSACTIONS. (a) Camworks and its Shareholders shall not, directly or indirectly, through any Shareholder, officer, director, agent or otherwise, enter into, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Shareholders, officers, directors or employees of Camworks or any investment banker or financial advisor, attorney, accountant or other agent or representative of Camworks to take any such action, and Camworks and its Shareholders shall notify Parent as promptly as practicable of all of the relevant details relating to all material inquiries and proposals which Camworks or any such Shareholder, officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters and if such inquiry or proposal is in writing, Camworks and its Shareholders shall deliver to Parent a copy of such inquiry or proposal.

          (b) For purposes of this Agreement "COMPETING TRANSACTION" shall mean any of the following involving Camworks: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any material portion of the assets of Camworks, in a single transaction or series of transactions; or (iii) any purchase of any capital stock of Camworks.

     SECTION 6.5 NMS LISTING. Parent shall use its best efforts to cause the shares of Parent Common Stock issued pursuant to Section 1.6 to be approved for quotation on the NASDAQ subject to official notice of issuance.

     SECTION 6.6 REGISTRATION RIGHTS. The shares of Parent Common Stock issued pursuant to Section 1.6 will not initially be registered under the Securities Act and will be "restricted securities", as defined under Rule 144 promulgated pursuant to the Securities Act. Accordingly, Parent shall, pursuant to the terms of the Registration and Rights Agreement in the form attached hereto as Exhibit E (the "REGISTRATION AND RIGHTS AGREEMENT"), use its best efforts to register for resale the Parent Common Stock set forth in the Registration and Rights Agreement, so long as all audited financial statements of Camworks required to be included in such registration statement are available.

     SECTION 6.7 FEES AND EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees.

     SECTION 6.8 PUBLIC ANNOUNCEMENTS. Parent and Camworks shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by law or any listing agreement with NASDAQ, to which Parent is a party.

     SECTION 6.9 LEGAL REQUIREMENTS. Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto.

     SECTION 6.10 AFFILIATES. So that the Merger will qualify for pooling of interests treatment under GAAP, shares of Parent Common Stock issued to the Shareholders shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and such party have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76.

     SECTION 6.11 AUDITED FINANCIAL STATEMENTS. Each of the Shareholders shall use its best efforts to cooperate and assist in the preparation of any audited financial statements of Camworks required by the rules and regulations of the SEC, including executing standard representation letters required by any firm of independent certified public accountants.

     SECTION 6.12. TAX RETURNS. The Shareholders shall prepare and file all tax returns required to be filed by Camworks for all periods prior to the Effective Time but shall allow Parent reasonable opportunity to review and comment on such tax returns prior to filing. All such tax returns shall be prepared in accordance with applicable law and, to the extent not inconsistent therewith, in accordance with the past practice of Camworks and in a manner that does not distort taxable income (E.G., by deferring income or accelerating deductions).

     SECTION 6.13. CAMWORKS GUARANTEES. Parent shall cooperate with the Shareholders to obtain the release of the Shareholders from any guarantees given by the Shareholders with respect to real property leases and personal property leases disclosed to Parent in this Agreement or the Camworks Disclosure Schedule, including by substituting a Parent guaranty to replace the Shareholder guaranty in forms reasonably acceptable to the Parent. Notwithstanding the foregoing, the Shareholders shall bear the primary burden to negotiate such releases with the applicable third parties.

     SECTION 6.14. TAX REORGANIZATION. Parent, Merger Sub, the Surviving Corporation and the Shareholders shall take all reasonable steps necessary for the Merger to qualify as a reorganization within the meaning of Section 368 of the Code, and none of Parent, Merger Sub, the Surviving Corporation or the Shareholders shall omit from taking any reasonable action which will preclude such tax treatment.

                                    ARTICLE VII

                                      CLOSING

     SECTION 7.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Camworks, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been adopted by the unanimous written consent of the Shareholders pursuant to Section 302A.441 of the MBCA; and

          (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) no third party or governmental entity shall have threatened or commenced any action seeking to delay or prevent the transactions to be consummated hereby or seeking damages or other relief by claiming the transactions contemplated hereby or the prior negotiations thereof violate any agreement to which any party hereto is bound or subject to or purportedly bound or subject to.

     SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) each of the representations and warranties of Camworks and the Shareholders contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and Parent shall have received a certificate of an officer of Camworks and each of the Shareholders to such effect;

          (b) Camworks and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of an officer of Camworks and each of the Shareholders to that effect;

          (c) Parent shall have received the pooling letter agreements referred to in Section 2.8(b), dated the Closing Date, from each of the Shareholders;

          (d) Parent shall have received written confirmation from KPMG LLP, dated the Closing Date (if different from the execution date) and addressed to Parent, of the letter referred to in Section 4.8;

          (e) The Registration and Rights Agreement and the Escrow Agreement each shall have been executed and delivered by each of the Shareholders and the Shareholder Representative, and in the case of the Escrow Agreement, the Escrow Agent, and shall be in full force and effect;

          (f) The Shareholders shall have executed employment agreements substantially in the form of Exhibits F-1, F-2 and F-3, respectively, each including a non-competition agreement substantially in the form of Exhibit F-4;

          (g) The Board of Directors of Camworks shall have approved this transaction by unanimous written consent and Camworks shall have delivered a copy thereof;

          (h) Camworks shall have delivered a copy of the unanimous written consent referred to in Section 7.1(a);

          (i) all third party consents and waivers required to be obtained in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained;

          (j) parent shall have received resignation letters from each of the members of the board of directors of Camworks, which resignations shall be effective as of the effective time of the Merger;

          (k) no person shall have exercised or purported to have exercised dissenter's rights under the MBCA and no person other than the Shareholders shall have claimed an interest in the equity or assets of Camworks;

          (l) [Reserved]

          (m) amounts outstanding under the Camworks' line of credit shall not exceed $5,000;

          (n) there shall not have occurred any events or circumstances since the date of this Agreement that would have a Camworks Material Adverse Effect;

          (o) Parent shall have received the lock-up agreements referred to in
Section 2.10(b), dated the Closing Date, from each of Mr. Cameron and Mr. Lundberg.

     SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF CAMWORKS. The obligation of Camworks to consummate the Merger is subject to the satisfaction of the following further conditions:

          (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) and Camworks shall have received a certificate of an officer of Parent and Merger Sub to such effect;

          (b) each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Camworks shall have received a certificate of an officer of Parent and Merger Sub to that effect;

          (c) The Board of Directors of Parent and Merger Sub shall have approved this action and delivered copies thereof;

          (d) The Registration and Rights Agreement and the Escrow Agreement each shall have been executed and delivered by Parent, and in the case of the Escrow Agreement, the Escrow Agent, and shall be in full force and effect;

          (e) there shall not have occurred any events or circumstances since the date of this Agreement that would have a Parent Material Adverse Effect.


                                  ARTICLE VIII


                            TERMINATION AND AMENDMENT

     SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent, Merger Sub and Camworks;

          (b) by either Parent or Camworks, if the Effective Time shall not have occurred on or before January 1, 2000 (the "DROP DEAD DATE"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose material breach of a representation or warranty of covenant has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

          (c) by Camworks, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or
(b) would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of its best efforts and for so long as Parent continues to exercise such best efforts, Camworks may not terminate this Agreement under this Section 8.1(e);

          (d) by Parent, upon breach of any representation, warranty, covenant or agreement on the part of Camworks or the Shareholders set forth in this Agreement, or if any representation or warranty of Camworks or the Shareholders shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) would not be satisfied ("TERMINATING CAMWORKS BREACH"); provided, however, that, if such Terminating Camworks Breach is curable by Camworks or the Shareholders through best efforts and for so long as Camworks and the Shareholders continue to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.1(f);

          (e) by either Parent or Camworks, if any Governmental Entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order or other action shall have become final and nonappealable.

     SECTION 8.2 EFFECT OF TERMINATION. Subject to Section 11.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or Camworks or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the Shareholders of Camworks, there shall not be any amendment that by Law requires further approval by the Shareholders of Camworks without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing.


                                   ARTICLE IX


                           INDEMNIFICATION AND ESCROW

     SECTION 9.1 INDEMNIFICATION BY CAMWORKS' SHAREHOLDERS. From and after the Closing, each Shareholder shall jointly and severally indemnify Parent and the Surviving Corporation and any employee, director, officer or agent (the "PARENT INDEMNIFIED PARTIES") of each of them against, hold each of them harmless from, and reimburse each of them for any claim, costs, loss, liability or expense (including reasonable attorneys' fees and expenses) or other damage (including, without limitation, expectation, actual, punitive and consequential damages) (collectively, "DAMAGES") arising, directly or indirectly, from or in connection with: (a) any inaccuracy in any of the warranties or representations of Camworks or any Shareholder in this Agreement (other than the Several Representations, for which only the Shareholder making such representation is liable), (b) any failure by Camworks or any Shareholder to perform or comply with any covenant or obligation in this Agreement, or (c) any Third Party Claim (as defined below) relating to an inaccuracy or failure referred to in clause (a) or (b) above, including any claim to ownership of shares of Camworks Common Stock or proceeds thereof by any spouse or former spouse of a Shareholder.

     SECTION 9.2 INDEMNIFICATION BY PARENT. From and after the Closing, the Parent shall indemnify each Shareholder ("CAMWORKS INDEMNIFIED PARTIES") against, and hold each of them harmless from, and reimburse each of them for any Damages arising, directly or indirectly, from or in connection with: (a) any inaccuracy in any of the warranties or representations of Parent and Merger Sub in this Agreement, (b) any failure by Parent or Merger Sub to perform or comply with any covenant or obligation in this Agreement, or (c) any Third Party Claim relating to an inaccuracy or failure referred to in clause (a) or (b) above. Any Parent Indemnified Party or Camworks Indemnified Party entitled to indemnification under this Article IX is referred to herein as an "INDEMNIFIED PARTY", and any party against whom such indemnification is sought is referred to as an "INDEMNIFYING PARTY."

     SECTION 9.3 PROCEDURE FOR THIRD PARTY CLAIMS. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or demand or claim by a third party (a "THIRD PARTY CLAIM") which may give rise to Damages, such Indemnified Party shall, if a claim in respect thereof is to be made against a Shareholder, give notice to the Shareholder Representative, and if such claim is to be made against Parent, give notice to Parent, of its assertion of such claim for indemnification and provide reasonable detail with respect thereto. Failure so to notify the Indemnifying Party shall not relieve any Indemnifying Party of any liability that it may have to any Indemnified Party except to the extent that the defense of such action or Third Party Claim is materially prejudiced thereby. If any such action shall be brought or a Third Party Claim shall be asserted against an Indemnified Party and the Indemnified Party shall give notice to the Indemnifying Party of the commencement or assertion thereof, the Indemnifying Party (which in the case of a claim against the Shareholders, shall be the Shareholder Representative) shall be entitled, at its own expense (and with respect to the Shareholders, without recourse to the Escrowed Property), to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. If an Indemnifying Party (which in the case of the Shareholders, shall be the Shareholder Representative) receives notice of any action or Third Party Claim, it shall promptly notify the Indemnified Party as to whether, at it expense (and with respect to the Shareholders, without recourse to the Escrowed Property), it intends to control the defense thereof. If the Indemnifying Party defends an action, it shall have full control over the litigation, including settlement and compromise thereof, subject only to the following: no compromise or settlement thereof may be effected without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the Indemnified Party and (ii) the soe relief provided is monetary damages that are paid in full by the Indemnifying Party. If notice is given to the Indemnifying Party of the commencement of any action and it does not, within 20 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnified Party shall have full control over the litigation, including settlement and compromise thereof.

     SECTION 9.4 PROCEDURES RELATED TO OTHER CLAIMS. In the event an Indemnified Party shall have a claim against an Indemnifying Party that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to so notify an Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure.

     SECTION 9.5 INDEMNITY PERIOD. No claim for indemnification under Article IX of this Agreement may be made unless notice is given by the Indemnified Party to the Indemnifying Party on or prior to the earlier of March 31, 2001 and the date Parent shall have filed its Form 10-K for the year ended December 31, 2000, except for claims of breaches of the representations and warranties in (i)
Section 3.14, for which a notice of claim must be made within six years of the Closing Date and (ii) Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 3.4, 3.7,
3.23, 4.1, 4.2 and 4.3, for which a notice of claim must be made within the applicable statutes of limitation related to any such claim.

     SECTION 9.6 BASKET; CAP. (a) The Shareholders shall not be liable to the Parent Indemnified Parties, unless and until the aggregate claims by the Parent Indemnified Parties exceed $50,000, and then only to the extent such claims exceed $50,000. Parent shall not be liable to the Camworks Indemnified Parties, unless and until the aggregate claims by the Camworks Indemnified Parties exceed $50,000, and then only to the extent such claims exceed $50,000.

     (b) The Shareholders shall not be liable to the Parent Indemnified Parties to the extent aggregate claims indemnified hereunder by the Shareholders exceed 25% of the Aggregate Merger Consideration. In addition, no Shareholder shall be liable for more than the pro-rata share (based on the Allocation Ratio) of the dollar value of the Aggregate Merger Consideration received by such Shareholder. "AGGREGATE MERGER CONSIDERATION" means the product of the number of shares of Parent Common Stock issued to the Shareholders pursuant to Section 1.6(a) multiplied by the Average Parent Stock Price. The limit set forth in this paragraph shall not apply to Damages resulting from (i) breaches of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 3.4 or 3.7; (ii) breaches of the representations and warranties set forth in Section 3.23 if Camworks or any Shareholder knew or should have known about the facts giving rise to such Damages; or (iii) Camworks' or any Shareholder's fraud or willful or intentional misrepresentation or intentional or willful breach.

     (c) Parent shall not be liable to the Camworks Indemnified Parties to the extent aggregate claims indemnified hereunder by Parent exceed 25% of the Aggregate Merger Consideration. The limit set forth in this paragraph shall not apply to Damages resulting from (i) breaches of the representations and warranties set forth in Sections 4.1, 4.2 or 4.3 or (ii) Parent's fraud or willful or intentional misrepresentation or intentional or willful breach.

     SECTION 9.7 SATISFACTION OF INDEMNIFICATION CLAIM. In the event any Shareholder shall have any liability for indemnification or otherwise to any Indemnified Party under this Article IX, the liability may be satisfied first with recourse against the Escrowed Property, then, to the extent that the aggregate amount of outstanding indemnification claims by Parent Indemnified Parties against the Shareholders exceeds the value of the Escrowed Property, with recourse against the Shareholders directly.

     SECTION 9.8 THE SHAREHOLDER REPRESENTATIVE.

          (a) The Shareholder Representative has been authorized, designated and appointed to act as the sole and exclusive agent, attorney-in-fact and representative of each of the Shareholders by the consent of the Shareholders and as such has been authorized and directed to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Shareholders and making any and all determinations required by this Agreement) which may be required in carrying out his duties under this Agreement, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Shareholder Representative under this Agreement in connection with the transactions contemplated hereby, and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Shareholder Representative consistent therewith shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Shareholder's individual capacity.

          (b) The Shareholder Representative shall have no duties towards the Shareholders, and shall not incur any liability to the Shareholders, and the Shareholders shall have no claims, including those that may arise in the future, against the Shareholder Representative for any action or inaction taken or not taken by him in connection with his service as the Shareholder Representative, except to the extent that such action or inaction shall have been held by a court of competent jurisdiction to constitute willful misconduct.

          (c) Each of the Shareholders hereby appoints Timothy A. Cameron as the Shareholder Representative, and the Shareholder Representative hereby accepts such appointment.


                                    ARTICLE X

                               DISPUTE RESOLUTION

     SECTION 10.1 INITIAL MEETING. In the event that there is a dispute arising out of or relating to this Agreement, the parties shall attempt in good faith to resolve such disputes promptly by negotiation between the parties. Any party may give the other parties written notice that a dispute exists (a "NOTICE OF DISPUTE"). The Notice of Dispute shall include a statement of such party's position. Within ten (10) days of the delivery of the Notice of Dispute, the parties shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this Section 10.1.

     SECTION 10.2 MEDIATION. If the dispute has not been resolved by negotiation within thirty (30) days of the delivery of a Notice of Dispute, or if the parties have failed to meet within ten (10) days of the Notice of Dispute, the parties shall endeavor to settle the dispute by mediation under the then current CPR Model Mediation Procedure for Business Disputes. Unless otherwise agreed, the parties shall select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

     SECTION 10.3 BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any agreement or document in connection therewith, the breach, termination or validity thereof, or the transactions contemplated herein (including any question arising as to whether or not any dispute falls within the terms of this Section or the selection of arbitrators) if not settled by negotiation or mediation as provided in Section 10.1 and
Section 10.2, shall be settled by arbitration in Minneapolis, Minnesota, in accordance with the CPR Rules for Non-Administrative Arbitration of Business Disputes by three arbitrators. Any party may initiate arbitration from and after 60 days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation or mediation. The arbitrators shall be appointed by the parties as provided by CPR Rule 5, Selection of Arbitrators. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

     SECTION 10.4 DISCOVERY. Each party shall have discovery rights as provided by the Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within ninety (90) days of the initiation of arbitration.

     SECTION 10.5 EXPEDITIOUS PROCEEDINGS. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five
(5) business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Section 10.5 shall not be a basis for challenging the award.

     SECTION 10.6 ARBITRATION COSTS. Each party shall bear its own costs in connection with the arbitration and shall share equally the fees and expenses of the arbitrators.

     SECTION 10.7 ENFORCEMENT OF AWARDS. Each party agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in a court of competent jurisdiction (either state or federal) in Minneapolis, Minnesota and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

     SECTION 10.8 EQUITABLE RELIEF. Nothing herein shall be construed to prevent any party from seeking equitable relief in any court of competent jurisdiction to restrain or prohibit any breach or threatened breach of any covenant of the parties set forth in this Agreement, whether or not the parties have first sought to resolve the dispute through negotiation, mediation or arbitration pursuant to this Article X.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this agreement and in any certificate delivered pursuant hereto by any person shall survive the Closing.

     SECTION 11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)    if to Parent or Merger Sub, to:

          Zamba Corporation
          7301 Ohms Lane, Suite 200
          Minneapolis, MN 55439

          Facsimile:  (612) 832-9383

          with a copy at the same address or facsimile to the attention of the General Counsel.

          (b) if to Camworks, any of the Shareholders, or the Shareholder Representative, to:

          Timothy A. Cameron
          12855 Denmark Avenue
          Apple Valley, MN 55124

          with a copy to:

                    Daniel R. Tenenbaum
                    Gray, Plant, Mooty, Mooty & Bennett, P.A.
                    3400 City Center
                    33 South Sixth Street
                    Minneapolis, MN 55402-3796
                    Facsimile:  (612) 343-2800

     SECTION 11.3 INTERPRETATION. When a reference is made in this Agreement to Schedules and Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

     SECTION 11.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile shall be binding to the same extent as originals.

     SECTION 11.5 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Camworks Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     SECTION 11.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     SECTION 11.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     SECTION 11.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     SECTION 11.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Merger Sub, Camworks, the Shareholders and the Shareholder Representative have duly executed this Agreement and Plan of Reorganization, all as of the date first written above.


          ZAMBA CORPORATION
                                           CAMWORKS, INC.

          By   /s/ Paul Edelhertz
            ------------------------
          Name:  Paul Edelhertz            By  /s/ Timothy A. Cameron
          Title:  President and CEO          -----------------------------------
                                           Name:  Tim A. Cameron
                                           Title:  President and CEO

          ZCA CORP.                        SHAREHOLDERS:


          By   /s/ Paul Edelhertz          /s/  Timothy A.Cameron
            ------------------------       -------------------------------------
          Name:  Paul Edelhertz            Name:   Timothy A. Cameron
          Title:  President and CEO        Address: 12855 Denmark Avenue
                                                    Apple Valley, MN 55124


                                           /s/  Paul R. Lundberg
                                           -------------------------------------
                                           Name: Paul R. Lundberg
                                           Address: 3648 Dunbar Knoll
                                                    Brooklyn Park, MN 55443

                                           /s/  Scott R. Owens
                                           -------------------------------------
                                           Name:   Scott R. Owens
                                           Address: 1002  Danbury Court
                                                    Eagan, MN 55123



                                           SHAREHOLDER REPRESENTATIVE:


                                           /s/ Timothy A. Cameron
                                           -------------------------------------
                                           Name: Timothy A. Cameron

                                  TABLE OF CONTENTS


ARTICLE I THE MERGER                                                         1

     SECTION 1.1   THE MERGER                                                1

     SECTION 1.2   EFFECTIVE TIME; CLOSING                                   2

     SECTION 1.3   EFFECT OF THE MERGER                                      2

     SECTION 1.4   CERTIFICATE OF INCORPORATION; BYLAWS                      2

     SECTION 1.5   DIRECTORS AND OFFICERS                                    2

     SECTION 1.6   EFFECT ON CAPITAL STOCK                                   2

     SECTION 1.7   DELIVERY OF PARENT SHARES                                 4

     SECTION 1.8   ESCROWED SHARES                                           4

     SECTION 1.9   NO FRACTIONAL SHARES.                                     4

     SECTION 1.10  EFFECT OF FAILURE TO DELIVER CAMWORKS COMMON STOCK        4

     SECTION 1.11  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.         5

     SECTION 1.12  TRANSFERS OF OWNERSHIP.                                   5

     SECTION 1.13  NO FURTHER OWNERSHIP RIGHTS IN CAMWORKS COMMON STOCK      5

     SECTION 1.14  LOST, STOLEN OR DESTROYED CERTIFICATES                    5

     SECTION 1.15  TAX CONSEQUENCES                                          5

     SECTION 1.16  TAKING OF NECESSARY ACTION; FURTHER ACTION                6

     SECTION 1.17  LEGENDS ON SHARES                                         6

     SECTION 1.18  SHAREHOLDER CONTROL AGREEMENT; EMPLOYMENT AGREEMENTS      6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS                6

     SECTION 2.1   SHARE OWNERSHIP                                           7

     SECTION 2.2   LEGAL POWER; ORGANIZATION; QUALIFICATION OF SHAREHOLDERS  7

     SECTION 2.3   BINDING AGREEMENT                                         7

     SECTION 2.4   NO SHAREHOLDER CONFLICT OR DEFAULT                        7



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

     SECTION 2.5   OWNERSHIP AND POSSESSION OF SHARES                        8

     SECTION 2.6   DISSENTER'S RIGHTS                                        8

     SECTION 2.7   [Reserved]                                                8

     SECTION 2.8   ACCOUNTING MATTERS                                        8

     SECTION 2.9   INVESTMENT REPRESENTATIONS                                8

     SECTION 2.10  RESTRICTIONS ON TRANSFER                                  9

     SECTION 2.11  INVESTIGATION                                             9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CAMWORKS                       9

     SECTION 3.1   ORGANIZATION OF CAMWORKS                                  9

     SECTION 3.2   CAMWORKS CAPITAL STRUCTURE                               10

     SECTION 3.3   OBLIGATIONS WITH RESPECT TO CAPITAL STOCK                10

     SECTION 3.4   AUTHORITY                                                11

     SECTION 3.5   CAMWORKS FINANCIAL STATEMENTS                            12

     SECTION 3.6   ABSENCE OF CERTAIN CHANGES OR EVENTS                     12

     SECTION 3.7   TAXES                                                    14

     SECTION 3.8   RESTRICTIONS ON BUSINESS ACTIVITIES                      16

     SECTION 3.9   TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES   16

     SECTION 3.10  INTELLECTUAL PROPERTY                                    17

     SECTION 3.11  COMPLIANCE; PERMITS; RESTRICTIONS                        19

     SECTION 3.12  LITIGATION                                               19

     SECTION 3.13  BROKERS' AND FINDERS' FEES; TRANSACTION EXPENSES         19

     SECTION 3.14  EMPLOYEE BENEFITS                                        20

     SECTION 3.15  EMPLOYMENT MATTERS                                       21

     SECTION 3.16  ENVIRONMENTAL MATTERS                                    22

     SECTION 3.17  AGREEMENTS, CONTRACTS AND COMMITMENTS                    22




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

     SECTION 3.18  ACCOUNTING MATTERS                                      24

     SECTION 3.19  ENTIRE BUSINESS                                         24

     SECTION 3.20  CHANGE IN CONTROL                                       24

     SECTION 3.21  INSURANCE                                               24

     SECTION 3.22  BANK ACCOUNTS                                           24

     SECTION 3.23  PRIOR TRANSACTIONS                                      24

     SECTION 3.24  OTHER                                                   24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB         25

     SECTION 4.1   ORGANIZATION OF PARENT                                  25

     SECTION 4.2   CAPITAL STRUCTURE                                       25

     SECTION 4.3   AUTHORITY                                               25

     SECTION 4.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS                26

     SECTION 4.5   ABSENCE OF CERTAIN CHANGES OR EVENTS                    27

     SECTION 4.6   LITIGATION                                              27

     SECTION 4.7   INTERIM OPERATIONS OF MERGER SUB                        27

     SECTION 4.8   POOLING LETTER FROM KPMG LLP                            28

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER                           28

     SECTION 5.1   CONDUCT OF BUSINESS BY CAMWORKS PENDING THE MERGER      28

     SECTION 5.2   CONDUCT OF BUSINESS BY PARENT AND CAMWORKS PENDING THE
                   MERGER                                                  29

ARTICLE VI ADDITIONAL AGREEMENTS                                           29

     SECTION 6.1   SHAREHOLDER'S ACTION                                    29

     SECTION 6.2   APPROPRIATE ACTION; CONSENTS; FILINGS                   30

     SECTION 6.3   ACCESS TO INFORMATION; CONFIDENTIALITY                  30

     SECTION 6.4   NO SOLICITATION OF COMPETING TRANSACTIONS               30



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
     SECTION 6.5   NMS LISTING                                             31

     SECTION 6.6   REGISTRATION RIGHTS                                     31

     SECTION 6.7   FEES AND EXPENSES                                       31

     SECTION 6.8   PUBLIC ANNOUNCEMENTS                                    31

     SECTION 6.9   LEGAL REQUIREMENTS                                      31

     SECTION 6.10  AFFILIATES                                              31

     SECTION 6.11  AUDITED FINANCIAL STATEMENTS                            32

     SECTION 6.12. TAX RETURNS.                                            32

     SECTION 6.13. CAMWORKS GUARANTEES.                                    32

     SECTION 6.14. TAX REORGANIZATION.                                     32

ARTICLE VII CLOSING                                                        32

     SECTION 7.1   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY             32

     SECTION 7.2   CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB  33

     SECTION 7.3   CONDITIONS TO THE OBLIGATIONS OF CAMWORKS               34

ARTICLE VIII TERMINATION AND AMENDMENT                                     35

     SECTION 8.1   TERMINATION.                                            35

     SECTION 8.2   EFFECT OF TERMINATION                                   35

     SECTION 8.3   AMENDMENT                                               36

     SECTION 8.4   WAIVER                                                  36

ARTICLE IX INDEMNIFICATION AND ESCROW                                      36

     SECTION 9.1   INDEMNIFICATION BY CAMWORKS' SHAREHOLDERS.              36

     SECTION 9.2   INDEMNIFICATION BY PARENT.                              36

     SECTION 9.3   PROCEDURE FOR THIRD PARTY CLAIMS.                       37

     SECTION 9.4   PROCEDURES RELATED TO OTHER CLAIMS.                     37

     SECTION 9.5   INDEMNITY PERIOD                                        37



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
     SECTION 9.6   BASKET; CAP.                                            38

     SECTION 9.7   SATISFACTION OF INDEMNIFICATION CLAIM                   38

     SECTION 9.8   THE SHAREHOLDER REPRESENTATIVE.                         38

ARTICLE X DISPUTE RESOLUTION                                               39

     SECTION 10.1  INITIAL MEETING                                         39

     SECTION 10.2  MEDIATION                                               39

     SECTION 10.3  BINDING ARBITRATION                                     40

     SECTION 10.4  DISCOVERY                                               40

     SECTION 10.5  EXPEDITIOUS PROCEEDINGS                                 40

     SECTION 10.6  ARBITRATION COSTS.                                      40

     SECTION 10.7  ENFORCEMENT OF AWARDS                                   40

     SECTION 10.8  EQUITABLE RELIEF                                        40

ARTICLE XI GENERAL PROVISIONS                                              41

     SECTION 11.1  REPRESENTATIONS, WARRANTIES AND AGREEMENTS              41

     SECTION 11.2  NOTICES                                                 41

     SECTION 11.3  INTERPRETATION                                          41

     SECTION 11.4  COUNTERPARTS                                            42

     SECTION 11.5  ENTIRE AGREEMENT                                        42

     SECTION 11.6  SEVERABILITY                                            42

     SECTION 11.7  OTHER REMEDIES; SPECIFIC PERFORMANCE                    42

     SECTION 11.8  GOVERNING LAW                                           42

     SECTION 11.9  RULES OF CONSTRUCTION                                   42

     SECTION 11.10 ASSIGNMENT                                              43




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                             SCHEDULES AND EXHIBITS



SCHEDULE A       SHARE OWNERSHIP INFORMATION
SCHEDULE B       CAMWORKS POOLING REPRESENTATIONS

EXHIBIT A        FORM OF ESCROW AGREEMENT
EXHIBIT B        FORM OF LOCK-UP AGREEMENT
EXHIBIT C        FORM OF SHAREHOLDER POOLING LETTER
EXHIBIT D        FORM OF POOLING COMFORT LETTER
EXHIBIT E        FORM OF REGISTRATION AND RIGHTS AGREEMENT
EXHIBIT F        FORM OF EMPLOYMENT AGREEMENTS, AS FOLLOWS:
                    F-1 - FORM OF CAMERON EMPLOYMENT AGREEMENT
                    F-2 - Form of Lundberg Employment Agreement
                    F-3 - Form of Owens Employment Agreement
                    F-4 - Form of Non-Competition Agreement


                             INDEX OF DEFINED TERMS



                Defined Term                         Location of Definition
                ------------                         ----------------------

 Aggregate Merger Consideration                                         9.6(b)
 Agreement                                                                1.2
 Allocation Ratio                                                         1.8
 Ancillary Agreements                                                     2.2
 Articles of Merger                                                       1.2
 Average Parent Stock Price                                            1.6(b)
 Balance Sheet Date                                                       3.5
 Camworks                                                             Parties
 Camworks Balance Sheet                                                   3.5
 Camworks Common Stock                                                    3.2
 Camworks Disclosure Schedule                                      Article II
 Camworks Financial Statements                                            3.5
 Camworks Indemnified Parties                                             9.2
 Camworks Intellectual Property                                          3.10
 Camworks Material Adverse Effect                                         3.1
 Camworks Permits                                                     3.11(b)
 Ceiling Ratio                                                         1.6(c)
 Certificate                                                             1.11
 Closing                                                                  1.2
 Closing Date                                                             1.2
 Code                                                                Recitals
 Common Exchange Ratio                                                 1.6(a)
 Competing Transaction                                                 6.4(b)
 Customers                                                            3.17(c)
 Damages                                                                  9.1
 Drop Dead Date                                                        8.1(b)
 Dissenter's Rights                                                       2.6
 Effective Time                                                           1.2
 Employee Benefit Plan                                                3.14(a)
 ERISA                                                                3.14(a)
 ERISA Affiliate                                                      3.14(a)
 Escrow Agreement                                                         1.8
 Escrowed Property                                                        1.8
 Exchange Act                                                            2.11
 Floor Ratio                                                           1.6(d)
 Fully Diluted Camworks Shares Outstanding                             1.6(e)
 GAAP                                                                     3.5
 Governmental Entity                                                   3.4(b)
 HSR Act                                                               2.4(b)
 Indemnified Party                                                        9.2
 Indemnifying Party                                                       9.2
 Indemnity Escrow Amount                                                  1.8
 Laws                                                                  3.4(a)


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

 Licensed Software                                                    3.10(e)
 Liens                                                                 3.7(b)
 MBCA                                                                Recitals
 Merger                                                                   1.1
 Merger Sub                                                           Parties
 Millenial Date Data                                                  3.10(e)
 NASDAQ                                                                1.6(b)
 Notice of Dispute                                                       10.1
 Parent                                                               Parties
 Parent Balance Sheet                                                  4.4(b)
 Parent Common Stock                                                   1.6(a)
 Parent Financials                                                     4.4(b)
 Parent Indemnified Parties                                               9.1
 Parent Material Adverse Effect                                           4.1
 Parent SEC Reports                                                    4.4(a)
 Registration and Rights Agreement                                        6.6
 Representatives                                                          6.3
 Returns                                                               3.7(b)
 SEC                                                                     2.11
 Securities Act                                                       2.10(a)
 Several Representations                                           Article II
 Shareholders                                                         Parties
 Shareholder Representative                                           Parties
 Software                                                             3.10(d)
 Shareholder Control and Voting Agreement                                1.18
 Shareholders Action                                                      6.1
 Subsidiary                                                               3.1
 Surviving Corporation                                                    1.1
 System                                                               3.10(f)
 Tax                                                                   3.7(a)
 Terminating Camworks Breach                                           8.1(d)
 Terminating Parent Breach                                             8.1(c)
 Third Party Claim                                                        9.3
